Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-211517) of Charter Communications, Inc. of our report dated April 25, 2016, with respect to the financial statements of the TWC Savings Plan for the year ended December 31, 2015 included in this Annual Report (Form 11-K).

/s/ Ernst & Young LLP

Charlotte, North Carolina
June 26, 2017